As filed with the Securities and Exchange Commission on July 29, 2025

Registration No. 333- _________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BTCS Inc.

(Exact name of registrant as specified in its charter)

Nevada	90-1096644
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9466 Georgia Avenue, No. 124, Silver Spring, Maryland 20910

(202) 430-6576

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles Allen

Chief Executive Officer

BTCS Inc.

9466 Georgia Avenue, No. 124, Silver Spring, Maryland 20910

(202) 430-6576

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian S. Bernstein, Esq.

Nason, Yeager, Gerson, Harris & Fumero, P.A.

3001 PGA Blvd., Suite 305

Palm Beach Gardens, Florida 33410

(561) 686-3307

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offering only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission of which this prospectus is a part becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated July 29, 2025

PROSPECTUS

5,005,707 Shares of Common Stock

This prospectus relates to the resale of 5,005,707 shares of Common Stock, par value $0.001 per share (“Common Stock”) of BTCS Inc. by certain selling stockholders named herein (the “Selling Stockholders”) consisting of, (i) 815,324 shares of Common Stock, (ii) 2,090,668 shares of Common Stock underlying outstanding convertible notes (the “Notes”), and (iii) 2,099,715 shares of Common Stock issuable upon the exercise of warrants (the “Warrants”).

We will not receive any proceeds from the sale of any shares of Common Stock by the Selling Stockholders pursuant to this prospectus. In the event we receive proceeds from the cash exercise of the Warrants, we intend to use the aggregate net proceeds from such exercise for general corporate purposes, including working capital.

Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the shares of Common Stock. The Selling Stockholders may sell the shares of Common Stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares of Common Stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “BTCS”. On July 28, 2025, the last reported sale price for our Common Stock was $5.08 per share.

Investing in our securities involves risks. You should read carefully and consider “Risk Factors” included in our most recent Annual Report on Form 10-K and on page 5 of this prospectus and in the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2025

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. We are not offering to sell or seeking offers to buy shares of common stock or other securities in jurisdictions where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock or other securities. We are responsible for updating this prospectus to ensure that all material information is included and will update this prospectus to the extent required by law.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus including the documents incorporated by reference contains forward-looking statements. All statements other than statements of historical facts, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are contained in the risk factors that follow and elsewhere in this prospectus and the documents incorporated by reference. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the risk factors that follow and or that are disclosed in our incorporated documents.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or in any related free writing prospectus filed by us with the Securities and Exchange Commission (“SEC”). We and the Selling Stockholders have not authorized anyone to provide you with any information or to make any representation not contained in this prospectus. We and the Selling Stockholders do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. This prospectus is not an offer to sell or an offer to buy securities in any jurisdiction where offers and sales are not permitted. The information in this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of securities. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in the prospectus.

Neither we nor the Selling Stockholders have done anything that would permit a public offering of the securities or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”

We urge you to read carefully this prospectus, as supplemented and amended, before deciding whether to invest in any of the Common Stock being offered.

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PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities. Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto references “BTCS,” the “Company,” “we,” “us,” and “our” refer to BTCS Inc.

Our Company

BTCS Inc. (“BTCS” or the “Company”), short for Blockchain Technology Consensus Solutions, is an Ethereum-first blockchain technology company committed to driving scalable revenue and ETH accumulation through its unique capital formation and blockchain infrastructure strategies, collectively referred to as the DeFi/TradFi Flywheel. By combining decentralized finance (“DeFi”) and traditional finance (“TradFi”) mechanisms with its blockchain infrastructure operations, comprising NodeOps (staking) and Builder+ (block building), BTCS offers one of the most sophisticated opportunities for leveraged ETH exposure, driven by scalable revenue generation and a yield-focused ETH accumulation strategy.

DeFi/TradFi Flywheel Funding Strategy

The DeFi/TradFi Flywheel represents a transformative extension of BTCS’s Ethereum-first strategy, combining innovative financing mechanisms from both decentralized and traditional markets to optimize capital efficiency and grow its ETH treasury. The Company’s planned capital formation approach includes At-The-Market (“ATM”) equity offerings, above market convertible debt issuance, and on-chain borrowing through DeFi protocols, such as Aave. These capital sources are strategically aligned with BTCS’s operating infrastructure, staking rewards from NodeOps, and ETH transaction fees captured through Builder+, creating a self-reinforcing flywheel designed to increase ETH per share while minimizing shareholder dilution. This approach reflects BTCS’s commitment to revenue scalability, ETH accumulation, and capital stewardship.

Blockchain Infrastructure: NodeOps (staking) and Builder+ (block building)

NodeOps: BTCS operates Ethereum validator nodes through its NodeOps initiative, earning ETH-denominated staking rewards for securing the network.

Builder+: BTCS’s proprietary block builder, Builder+, constructs and submits optimized blocks to Ethereum’s blockchain. By leveraging algorithmic strategies, Builder+ competes in the decentralized block space marketplace to capture ETH-denominated transaction fees. It is designed for scalable revenue generation, and its architecture allows for efficient deployment across select EVM-compatible ecosystems, such as Binance Smart Chain (“BSC”). This enables BTCS to expand its infrastructure footprint and generate additional revenue while maintaining a core focus on ETH accumulation. Builder+ is a central driver of BTCS’s growth strategy, reflecting the Company’s emphasis on scalable and efficient revenue generation.

Streamlined Focus

BTCS has paused further development of its consumer-facing platform ChainQ. Additionally, during the six months ended June 30, 2025, BTCS completed the wind-down of staking-as-a-service and validator operations on Avalanche (AVAX), Cosmos (ATOM), Akash (AKT), and Kava (KAVA), and liquidated the majority of its alt-coin holdings, which also included Axie Infinity (AXS) and NEAR protocol (NEAR). These moves were part of a strategic focus to concentrate on Ethereum-based revenue and ETH accumulation.

Corporate Information

Our address is 9466 Georgia Avenue, No. 124, Silver Spring, Maryland, 20910, and our telephone number is (202) 430-6576. Our website address is http: www.btcs.com. Our website and the information contained on, or that can be accessed through, our website is not deemed to be incorporated by reference into this prospectus.

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THE OFFERING

Securities Offered by the Selling Stockholders

5,005,707 shares of Common Stock consisting of: (i) 815,324 shares of Common Stock, (ii) 2,090,668 shares of Common Stock underlying the Notes, and (iii) 2,099,715 shares of Common Stock issuable upon the exercise of the Warrants.

Use of Proceeds

We will not receive any proceeds from the sale of Common Stock in this offering. However, we may receive proceeds from the exercise of the Warrants by the Selling Stockholders to the extent they are exercised for cash. In the event we receive proceeds from the cash exercise of the Warrant, we intend to use the aggregate net proceeds from such exercise for general corporate purposes, including working capital. See the sections titled “Use of Proceeds” for additional information.

Risk Factors

Investing in our securities involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page 5 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in our securities.

Nasdaq Trading Symbol

Our shares of common stock are listed on Nasdaq under the symbol “BTCS.” There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to list the Warrants on Nasdaq or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

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RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should consider carefully the risk factors described in this prospectus and incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 20, 2025, as well as the risks, uncertainties and additional information set forth in the other documents incorporated by reference in this prospectus that we file with the Commission after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and the information contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Incorporation of Certain Information by Reference.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects.

Borrowing through decentralized finance (also known as “DeFi”) protocols such as Aave exposes us to risks that could lead to rapid liquidation or partial liquidation of our collateral and potential losses limited to the value of the Ethereum (“ETH”) we have pledged.

As of July 28, 2025, the Company has borrowed $51.5 million in USDT from Aave, a decentralized finance lending protocol. The Aave loans: (i) are collateralized by approximately 38,350 ETH with an approximate value of $145.7 million based on an ETH price of $3,800, and (ii) have no fixed maturity date but are subject to liquidations or partial liquidations as described below. The collateral that we pledge is not overseen by a regulated central counterparty and is therefore subject to potential smart contract vulnerabilities, market manipulation, and other material risks.

Our borrowing positions are subject to real-time mark-to-market valuation. If the “health factor” of any position falls below 1.0, due to factors such as a decline in the value of pledged collateral or the accrual of variable interest, such position becomes subject to automatic liquidation. In such an event, third parties may repay a portion of the outstanding debt and seize a corresponding portion of the pledged collateral at a discount to its prevailing market value. In the event of any such liquidation, a penalty, typically 5-10%, may be imposed, further reducing the value of the remaining collateral available to us. Additionally, any default in excess of $750,000 on Aave will also constitute a default under the terms of our senior secured convertible note.

Additionally, because all transactions are irreversible, operational errors, private key custody failures, blockchain network congestion, smart contract vulnerabilities, oracle failures, front-running attacks, or other technical malfunctions could immediately impair our ability to manage collateral or repay loans, leading to involuntary liquidations or permanent loss of assets.

Any one or combination of these risks could force us to unwind positions at unfavorable prices, incur substantial losses, restrict our access to liquidity, or otherwise materially and adversely affect our business, financial condition, and results of operations.

The launch of central bank digital currencies (“CBDCs”) may adversely impact our business.

The introduction of a government-issued digital currency could eliminate or reduce the need or demand for private-sector issued crypto currencies, or significantly limit their utility. National governments around the world could introduce CBDCs, which could in turn limit the size of the market opportunity for cryptocurrencies, including ETH.

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USE OF PROCEEDS

All of the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their own account. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $12 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes.

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DESCRIPTION OF TRANSACTIONS WITH THE SELLING STOCKHOLDERS

2025 Convertible Note Offerings

On May 13, 2025, the Company entered into Securities Purchase Agreements with two of the Selling Stockholders, pursuant to which the Company issued the Notes to the Selling Stockholders in an aggregate principal amount of $7,710,526, for a purchase price of $7,325,000. The Notes have a conversion price of $5.85. In connection with the issuance of the Notes, the Company also issued the investors 1,877,565 five-year warrants, which are exercisable at $2.75 per share. One of the Selling Stockholders previously cashlessly exercised 1,369,725 of the Warrants and was issued 815,324 shares of Common Stock.

On July 21, 2025, the Company entered into Securities Purchase Agreements with two of the Selling Stockholders, pursuant to which the Company issued the Notes to the Selling Stockholders in an aggregate principal amount of $10,050,000, for a purchase price of $9,547,500. The Notes have a conversion price of $13.00. In connection with the issuance of the Notes, the Company also issued the investors 879,375 five-year warrants which are exercisable at $8.00 per share.

2021 Registered Direct Offering

On March 2, 2021, in connection with a registered direct offering, the Company issued four of the Selling Stockholders 712,500 Warrants with an exercise price of $11.50 per share (adjusted for a 1:10 reverse stock split).

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SELLING STOCKHOLDERS

This prospectus covers the resale by the Selling Stockholders identified below of 5,005,707 shares of Common Stock, representing: (i) 815,324 shares of Common Stock which have been issued and are outstanding, (ii) 2,090,668 shares of Common Stock underlying the Notes, and (iii) 2,099,715 shares of Common Stock issuable upon the exercise of the Warrants. For additional information regarding the Notes and Warrants, see “Description of Transactions with the Selling Stockholders” above.

The following table sets forth the number of shares of our Common Stock beneficially owned by the Selling Stockholders on July 21, 2025 and after giving effect to this offering.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by each Selling Stockholder, based on its ownership of the shares of Common Stock, the Notes, and the Warrants, as of July 21, 2025 assuming conversion of the Notes and exercise of the Warrants held by the Selling Stockholders on that date, without regard to any limitations on exercises. The third column lists the shares of Common Stock being offered by this prospectus by Selling Stockholders.

This prospectus generally covers the resale of the maximum number of shares of Common Stock and Common Stock issuable upon conversion of the Notes and exercise of the Warrants, determined as if the Notes were converted in full and the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment, without regard to any limitations on the exercise of the Warrants. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of the Notes and the Warrants, a Selling Stockholder may not convert the Notes or exercise the Warrants to the extent such conversion or exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding Common Stock following such conversion or exercise, excluding for purposes of such determination shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants which have not been exercised. The number of shares in the second and third columns, and the percentage ownership in the fourth column, do not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

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Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering (1)	Percentage of Shares Owned After the Offering (2)
Armistice Capital Master Fund Ltd. (3)	412,500	412,500	0	0%
C/M Capital Master Fund LP (4)	75,000	75,000	0	0%
3i, LP (5)	75,000	75,000	0	0%
Cavalry Fund I LP (6)	150,000	150,000	0	0%
ATW Digital Asset Opportunities III LLC (7)	4,197,744	4,197,744	0	0%
Deane A. Gilliam 2017 Irrevocable Family Trust (8)	95,463	95,463	0	0%

* Represents ownership of less than 1%.

(1) Assumes the sale of all shares of Common Stock offered in this prospectus.

(2) Beneficial Ownership Percentage. Applicable percentage ownership is based on 47,852,778, shares of our Common Stock outstanding as of July 28, 2025.

(3) Armistice. Represents shares of Common Stock underlying the Warrants. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(4) C/M. Represents shares of Common Stock underlying the Warrants. Thomas Walsh and Jonathan Juchno are the Managing Partners of C/M Capital Master Fund, LP, and therefore may be deemed to have shared voting and investment power over securities owned directly and indirectly by C/M Capital Master Fund, LP. C/M Capital Master Fund, LP is not a registered broker-dealer or an affiliate of a registered broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Walsh and Mr. Juchno as to beneficial ownership of the securities beneficially owned directly or indirectly by C/M Capital Master Fund, LP. The business address of C/M Capital Master Fund, LP is 1111 Brickell Avenue, Suite 2920, Miami, Florida 33131.

(5) 3i. Represents shares of Common Stock underlying the Warrants. The Warrants are directly held by 3i, LP. 3i Management LLC is the general partner of 3i, LP, and Maier Joshua Tarlow is the manager of 3i Management LLC. As such, Mr. Tarlow exercises sole voting and investment discretion over securities beneficially owned directly or indirectly by 3i, LP and 3i Management LLC. Mr. Tarlow disclaims beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management LLC. The business address of each of the aforementioned parties is 2 Wooster Street, 2nd Floor, New York, NY 10013. We have been advised that none of Mr. Tarlow, 3i Management LLC, or 3i, LP is a member of FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer.

(6) Cavalry. Represents shares of Common Stock underlying the Warrants. Represents shares of Common Stock underlying the Warrants.  Thomas Walsh and Jonathan Juchno are the Managing Partners of Cavalry Fund I, LP, and therefore may be deemed to have shared voting and investment power over securities owned directly and indirectly by Cavalry Fund I, LP. Cavalry Fund I, LP is not a registered broker-dealer or an affiliate of a registered broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Walsh and Mr. Juchno as to beneficial ownership of the securities beneficially owned directly or indirectly by Cavalry Fund I, LP. The business address of Cavalry Fund I, LP is 1111 Brickell Avenue, Suite 2920, Miami, Florida 33131.

(7) ATW. ATW Digital Asset Opportunities III LLC (“ATW”) is a wholly owned subsidiary of ATW Master Fund V LP (the “ATW Fund”). Antonio Ruiz-Gimenez and Kerry Propper are the managing members (the “ATW Managing Members”) of the ATW Fund’s investment manager, ATW Partners Opportunities Management LLC (the “Adviser”). The ATW Fund, Adviser and the ATW Managing Members may be deemed to have shared voting and dispositive power over the securities held by ATW and each disclaims beneficial ownership of the shares held by ATW. The address of ATW is 1 Pennsylvania Plaza, Suite 4810, New York, NY 10119.

(8) Gilliam 2017. Mr. Ari Raskas is the Trustee of the Deane A. Gilliam 2017 Irrevocable Family Trust (“Trust”) and exercises investment and voting control over the shares of Common Stock held by the Trust. Mr. Charles Allen, the Company’s Chairman of the Board and Chief Executive Officer, is a beneficiary of the Trust but is not the settlor or a trustee of the Trust. Mr. Allen has no investment or voting control over the Company’s securities owned by the Trust. The address is 805 Wilmot Road, Scarsdale, NY 10583.

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DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 975,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

We are authorized to issue 975,000,000 shares of common stock, par value $0.001 per share. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities and there are no redemption provisions applicable to our common stock.

The holders of common stock are entitled to any dividends that may be declared by the Company’s Board of Directors (the “Board”) out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. Except for the issuance of the Series V preferred stock in 2023 and a non-recurring special dividend of $0.05 for each outstanding share of common stock in 2022, we have never declared or paid any cash dividends on our capital stock. We may pay dividends in the future.

As of July 28, 2025, we had 47,852,778 shares of common stock outstanding. In addition, as of that date, there were 5,793,233 shares underlying our outstanding warrants, convertible notes, and stock options.

Preferred Stock

We are authorized to issue 20,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board. As the date of this prospectus, we had 16,004,738 shares of Series V preferred stock outstanding.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of our stockholders unless such authorization is required by applicable law, or the rules of any securities exchange or market on which our stock is then listed or admitted or trading.

Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company. For a description of how future issuances of our preferred stock could affect the rights of our stockholders, see “Certain Provisions of Nevada Law and of Our Charter and Bylaws – Articles of Incorporation and Bylaws,” below.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Transfer Agent

We have appointed Equity Stock Transfer as our stock transfer agent. Its address is 237 W 37th Street, Suite 602, New York, NY 10018, its telephone number is (212) 575-5757, and its email address is info@equitystock.com

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CERTAIN PROVISIONS OF NEVADA LAW AND OF OUR CHARTER AND BYLAWS

Anti-Takeover Effects of Nevada Law

We may currently be, or in the future become, subject to the provisions of the Nevada Revised Statutes regarding the acquisition of controlling interest (the “Controlling Interest Law”). A corporation is subject to the Controlling Interest Law if it has more than 200 stockholders of record, at least 100 of whom are residents of Nevada, and if the corporation does business in Nevada, directly or through an affiliated corporation. The Controlling Interest Law may have the effect of discouraging corporate takeovers. As of July 21, 2025, we had one stockholders of record who are residents of Nevada.

The Controlling Interest Law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the Controlling Interest Law is that an acquiring person, and those acting in association with such person, will obtain only such voting rights in the controlling interest as are conferred by a resolution of (1) a majority of the stockholders of the corporation and, if applicable (2) a majority of each class or series of outstanding shares of which the acquisition would adversely affect or alter a preference or relative or other right, approved at a special or annual stockholders’ meeting. The Controlling Interest Law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved in accordance with the Controlling Interest Law. However, if the stockholders do not grant voting rights to the shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others, and so long as the subsequent buyer or buyers of those shares themselves do not acquire a controlling interest, those shares would not be governed by the Controlling Interest Law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to dissent to the acquisition and demand fair value for such stockholder’s shares pursuant to applicable provisions of Chapter 92 of the Nevada Revised Statutes governing rights and procedures for dissenting stockholders.

In addition to the Controlling Interest Law, Nevada has a business combination law, which prohibits certain business combinations between Nevada publicly traded corporations and any “interested stockholder” for two years after the interested stockholder first becomes an interested stockholder, unless the board of directors of the corporation approved the combination before the person became an interested stockholder or the corporation’s board of directors approves the transaction and at least 60% of the corporation’s disinterested stockholders approve the combination at an annual or special meeting thereof. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our Board or stockholders.

In addition, under Nevada law directors may be removed only by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote, which could also have an anti-takeover effect.

Articles of Incorporation and Bylaws

Provisions of our articles of incorporation, as amended, and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our articles of incorporation and bylaws:

●	permit our Board to issue up to 20,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as our Board may designate, including the right to approve an acquisition or other change in control;

●	provide that the authorized number of directors may be changed by the Board in accordance with the Bylaws

●	provide that, for interim periods before the next meeting of the stockholders held for the election of directors, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

●	provide that special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or the Board;

●	provide advance notice provisions applicable to a stockholder who wishes to nominate a director or propose other business to be considered at a stockholders’ meeting.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of our Common Stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, or FINRA, Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida.

EXPERTS

The consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2024 and 2023 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated in reliance on the report of RBSM LLP.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with, or furnished to, the SEC, at our website at www.btcs.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The documents listed below are incorporated by reference into this registration statement:

●	Our annual report on Form 10-K for the year ended December 31, 2024 filed on March 20, 2025;

●	Our quarterly report on Form 10-Q filed on May 15, 2025;

●	Our current reports on Form 8-K (including 8-K/A) filed July 28, 2025. July 21, 2025, July 15, 2025, July 14, 2025, June 20, 2025, May 22, 2025, May 20, 2025, May 14, 2025, April 28, 2025, February 7, 2025, and January 2, 2025 (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits that are related to such item);

●	Our definitive proxy statement on Schedule 14A filed on March 28, 2025;
●	The description of our Common Stock in our registration statement on Form 8-A filed with the SEC on September 9, 2021, as updated by any amendments and reports filed for the purpose of updating such description; and

●	All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the termination of the offering, other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits, shall be deemed to be incorporated by reference into the prospectus.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the completion or termination of the offering of the securities hereunder, including all such reports and documents we may file with the SEC after the date of the initial filing of and prior to the effectiveness of the registration statement, will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports or portions thereof that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus.

We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials by contacting us at:

BTCS Inc.

9466 Georgia Avenue No. 124

Silver Spring, Maryland 20910

(202) 430-6576

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$8,017.20
Accounting fees and expenses	$15,000.00
Legal fees and expenses	$25,000.00
Miscellaneous	$1,982.80
Total	$50,000.00

Item 15. Indemnification of Directors and Officers.

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the NRS. NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to NRS Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS Section 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS Section 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS Section 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

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Item 16. Exhibits.

Exhibit No.	Description
4.1	Common Stock Purchase Warrant Dated March 2, 2021 (Incorporated by reference herein from the Form 8-K filed March 4, 2021)
5.1	Legal Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A. *
10.1	Form of Securities Purchase Agreement - ATW Transaction (Incorporated by reference herein to Exhibit 10.1 from the Form 8-K filed May 14, 2025)
10.2	Form of Original Issue Discount Senior Secured Convertible Note - ATW Transaction (Incorporated by reference herein to Exhibit 10.2 from the Form 8-K filed May 14, 2025)
10.3	Form of Warrant - ATW Transaction (Incorporated by reference herein to Exhibit 10.3 from the Form 8-K filed May 14, 2025)
23.1	Consent of RBSM LLP *
23.2	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A. (included in Exhibit 5.1)
107	Filing fee table*

*	Filed herewith.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wayne, State of Pennsylvania, on July 29, 2025.

BTCS INC.

By:	/s/ Charles Allen
Charles Allen
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Charles Allen	Chief Executive Officer (Principal Executive Officer)	July 29, 2025
Charles Allen	and Director

/s/ Michael Prevoznik	Chief Financial Officer (Principal Financial Officer) and	July 29, 2025
Michael Prevoznik	Chief Accounting Officer (Principal Accounting Officer)

/s/ Michal Handerhan	Chief Operating Officer (Principal Operating Officer)	July 29, 2025
Michal Handerhan	and Director

/s/ Melanie Pump	Director	July 29, 2025
Melanie Pump

/s/ Charles Lee	Director	July 29, 2025
Charles Lee

/s/ Ashley DeSimone	Director	July 29, 2025
Ashley DeSimone

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